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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LEXFORD RESIDENTIAL TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                             [LEXFORD LETTERHEAD]
                                                               September 1, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Lexford Residential Trust (the "Company") to be held at 10:00 a.m. (local time) on Tuesday, September 29, 1998 at The Hyatt on Capitol Square, Columbus, Ohio.

     At this meeting, you will be asked to vote on (1) the election of two trustees; and (2) any other business that may properly come before the meeting.

     The Chairman of the Board of Trustees and I will also report on the Company's affairs and there will be a discussion period for questions and answers.

     The Board of Trustees appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it in the envelope provided at your earliest convenience.

     Your vote is important and much appreciated.

                                          Sincerely,

                                          /s/ John B. Bartling

                                          JOHN B. BARTLING
                                          President and
                                          Chief Executive Officer

                           LEXFORD RESIDENTIAL TRUST
                              41 SOUTH HIGH STREET
                                   SUITE 2410
                              COLUMBUS, OHIO 43215

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 29, 1998

To Our Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Lexford Residential Trust (the "Company") to be held at The Hyatt on Capitol Square, 75
E. State Street, Columbus, Ohio, on Tuesday, September 29, 1998 at 10:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of two trustees to serve for three-year terms expiring in 2001; and

          2. To transact any other business which may properly come before the meeting.

     Shareholders of record as of the close of business on August 28, 1998, will be entitled to notice of, and to vote at, the meeting.

     Whether or not you plan to attend the meeting in person you are requested to complete, sign, date and return the enclosed proxy in the envelope provided. No postage is required if mailed in the United States. A proxy may be revoked by a shareholder by written notice to the Secretary of the Company or the Secretary of the meeting at any time prior to its use.

                                          By order of the Board of Trustees,

                                          /s/ Bradley A. Van Auken
                                          BRADLEY A. VAN AUKEN
                                          Secretary

Columbus, Ohio
September 1, 1998

                             YOUR VOTE IS IMPORTANT

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                   PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                           LEXFORD RESIDENTIAL TRUST
                              41 SOUTH HIGH STREET
                                   SUITE 2410
                              COLUMBUS, OHIO 43215

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to holders ("Shareholders") of common shares of beneficial interest, par value $.01 per share ("Common Shares"), of Lexford Residential Trust (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, September 29, 1998, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. A proxy card for the meeting and a return envelope are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, or with the Secretary of the meeting, a written revocation or duly executed proxy bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to: (a) elect two Class III trustees to the Board of Trustees (the "Board") for three-year terms expiring in 2001; and (b) transact any other business which may properly come before the meeting. While the Company is not currently aware of any other matters which will come before the meeting, if any other matters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR each of the nominees for trustee unless otherwise indicated on the form of proxy.

     Proxies for use at the meeting are being solicited by the Board. Shareholders of record at the close of business on August 28, 1998 (the "Record Date") will be entitled to notice of and to vote at the meeting. Proxies are being mailed to shareholders with this Proxy Statement on or about September 2, 1998. On August 28, 1998, the Company had outstanding 9,515,559 Common Shares, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The holders of a majority of the Common Shares issued and outstanding on the Record Date, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Each nominee for election to the Board will be elected by a plurality of the votes cast in the election of such trustee.

     Abstentions (including broker non-votes) do not count as votes cast.

     Proxies will be solicited primarily by mail, but additional solicitation may be made in person or by telephone by officers or employees of the Company. All solicitation expenses, including the costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

                          ITEM 1: ELECTION OF TRUSTEES

     At the Annual Meeting, Shareholders will elect two Class III trustees for three-year terms expiring at the Annual Meeting in 2001. Members of the Board serve until their successors have been duly elected and qualified or until their earlier resignation or removal. If a vacancy occurs during the term of any trustee, such vacancy may be filled by the Board for the remainder of the full term. The Board may, by majority vote, also increase the number of members and elect trustees to fill newly created Board seats and may remove trustees from time to time. Set forth below are the names of, and certain information with respect to, the persons nominated by the full Board for election as trustees. Unless otherwise specified, all duly executed proxies will be voted FOR the election of such nominees.

     The persons named in the proxy will be authorized to vote for the two nominees proposed by the Board that are named below, unless such authorization is withheld. Proxies cannot be voted for a greater number of persons than the number of nominees named. To the knowledge of the Board, both of the nominees will be available for service at the date of the Annual Meeting. If, for any reason, any of the nominees should become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board.

     The Company's Declaration of Trust and its Bylaws provide that, beginning with the Company's 1998 Annual Shareholders Meeting (being the Company's first Annual Shareholders Meeting following the merger of the Company's predecessor, Lexford, Inc., with and into the Company), the trustees will be divided into three classes, each class of trustees to serve for staggered terms and consisting of a number of trustees to be determined by resolution of the Board, provided that the total number of trustees not exceed more than seventeen trustees with no more than six trustees serving in any class. By resolution of the Board, effective upon the date of the Annual Meeting, there will be six trustees with two trustees serving in each of the three classes. Messrs. Bartling and Weiler are current trustees of the Company who have been nominated for election as Class III trustees at the Annual Meeting to serve for terms to expire at the Annual Shareholders Meeting to be held in 2001.

NOMINEES FOR TRUSTEE

      CLASS III TRUSTEES NOMINATED FOR ELECTION AT THE 1998 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
John B. Bartling         41        1995       Mr. Bartling is a Trustee and the Chief Executive Officer
                                              and President of the Company and has served in equivalent
                                              capacities for the Company's predecessor, Lexford, Inc.
                                              (formerly known as Cardinal Realty Services, Inc.) since
                                              December 1, 1995. From April 1993 until December 1995, Mr.
                                              Bartling was a Director in the Real Estate Products Group
                                              of CS First Boston, an investment banking firm. He was an
                                              executive officer of NHP, Inc., a company specializing in
                                              the development, ownership and management of real estate
                                              assets, from June 1987 to April 1993. During his tenure
                                              with NHP, Inc., Mr. Bartling also served as Executive Vice
                                              President of NHP Real Estate Corp., NHP Capital Corp. and
                                              NHP Servicing Inc., wholly owned subsidiaries of NHP, Inc.
                                              Mr. Bartling is a member of the Executive Committee of the
                                              National Multi Housing Council.
Robert J. Weiler         63        1992       Mr. Weiler is a Trustee of the Company and has served in an equivalent capacity for the Company's predecessor, Lexford,
                                              Inc. (formerly known as Cardinal Realty Services, Inc.)
                                              since September 1992. Mr. Weiler served as Acting President and Chief Operating Officer of Cardinal Realty Services,
                                              Inc. from June 1995 to December 1995. A central Ohio real
                                              estate developer, Mr. Weiler has been associated with The
                                              Robert Weiler Company since 1957 and has been Chairman of
                                              the Board since 1987. A real estate consultant since 1970,
                                              Mr. Weiler also is a licensed real estate appraiser and a
                                              member of the Appraisal Institute, having served as
                                              President of the Ohio Chapter. He was a Director of the
                                              National and Ohio Association of Realtors and is a past
                                              President of the Columbus Board of Realtors. Mr. Weiler is
                                              a member of the Executive Committee of the Capital
                                              University Board of Trustees. He is also a former member of the Columbus Board of Education and served as its President in 1987.

     THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR TRUSTEE NAMED ABOVE.

CONTINUING TRUSTEES

             CLASS I TRUSTEES SERVING UNTIL THE 1999 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
H. Jeffrey Schwartz      43        1992       Mr. Schwartz is a Trustee of the Company and has served in an equivalent capacity for the Company's predecessor,
                                              Lexford, Inc. (formerly known as Cardinal Realty Services,
                                              Inc.) since September 1992. Mr. Schwartz has been a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff,
                                              LLP ("BFCA") since 1988 and Chairman of the firm's Business
                                              Reorganizations Department since 1991. Prior to joining
                                              BFCA in 1983, Mr. Schwartz was a law clerk to the Honorable
                                              William J. O'Neill, United States Bankruptcy Court for the
                                              Northern District of Ohio, from 1982 to 1983 and to the
                                              Honorable Joseph T. Molitoris, United States Bankruptcy
                                              Court for the Northern District of Ohio, from 1980 to 1982.
                                              Mr. Schwartz was a faculty member of the Bankruptcy
                                              Litigation Institute, has written numerous articles on
                                              securities, real estate and business reorganization law and is the former Chairman of the Section of Bankruptcy and
                                              Commercial Law of the Cleveland Bar Association.
Stanley R. Fimberg       64        1997       Mr. Fimberg is a Trustee of the Company and has served in
                                              an equivalent capacity for the Company's predecessor,
                                              Lexford, Inc. (formerly known as Cardinal Realty Services,
                                              Inc.) since October 1997. Mr. Fimberg has been the managing member of FSC Realty, LLC, a real estate firm specializing in the ownership of multi-family properties, since March 1,
                                              1996. Mr. Fimberg served as President of Fimberg Realty,
                                              Inc., a co-venturer of Lexford Partners, a Texas joint
                                              venture and manager of multi-family properties and
                                              successor to Brentwood Properties, from 1988 until July
                                              1996. Mr. Fimberg has devoted his energies solely to real
                                              estate investment activities since 1970. Prior to that
                                              time, Mr. Fimberg served as an attorney with O'Melveny &
                                              Myers and worked in the office of the Tax Legislative
                                              Counsel of the U.S. Treasury Department in Washington, D.C.

            CLASS II TRUSTEES SERVING UNTIL THE 2000 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
Joseph E. Madigan        66        1992       A corporate financial consultant, Mr. Madigan also is a
                                              Director of Donatos Pizza, Inc., VOCA Holding, Inc.,
                                              Columbus Show Case Company and The Frank Gates Service
                                              Company. Mr. Madigan is a Trustee of the Company and has
                                              served in an equivalent capacity for the Company's
                                              predecessor, Lexford, Inc. (formerly known as Cardinal
                                              Realty Services, Inc.) since September 1992. Mr. Madigan
                                              currently serves as Chairman of the Company's Board and
                                              served as Acting Chairman and Chief Executive Officer of
                                              Cardinal Realty Services, Inc. from June 1995 to December
                                              1995. Mr. Madigan was Executive Vice President, Chief
                                              Financial Officer and Director of Wendy's International,
                                              Inc. from July 1980 through December 1987. He was Treasurer and Vice President of Borden, Inc. between October 1968 and
                                              June 1980.
Glenn C. Pollack         40        1992       Mr. Pollack is a Trustee of the Company and has served in
                                              an equivalent capacity for the Company's predecessor,
                                              Lexford, Inc. (formerly known as Cardinal Realty Services,
                                              Inc.) since December 1992. Mr. Pollack has been Managing
                                              Director and Principal of Brown, Gibbons, Lang & Company,
                                              L.P., an investment banking firm located in Cleveland,
                                              Ohio, since January 6, 1997. Mr. Pollack served as
                                              President of Zeus Advisors, Inc., a consulting firm located in Cleveland, Ohio, from November 1994 to December 1996.
                                              From September 1989 to October 1994, Mr. Pollack was Chief
                                              Executive Officer of A&W Foods, Inc., a regional food
                                              distributor. Mr. Pollack was a senior manager in the
                                              Corporate Strategies Group at the Cleveland office of Price
                                              Waterhouse in 1988 and 1989, and served in a similar
                                              capacity from 1984 to 1988 with Siedmann & Associates, a
                                              Cleveland-based consulting firm.

INFORMATION RELATING TO THE BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Directors of the Company's predecessor by merger, Lexford, Inc., held 8 meetings during 1997. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he served during 1997.

     The Board has established two committees: an Audit Committee and a Compensation Committee. The general functions and composition of each Board committee and the number of committee meetings held by each committee during the last fiscal year are set forth below.

  Audit Committee

     The primary functions of the Audit Committee are to review the services provided by the Company's independent auditors and the independence of such firm from the management of the Company. The Audit Committee also assists the Board in discharging its duties relating to the internal control, accounting and reporting practices of the Company. The Audit Committee also reviews the scope of audits by the Company's independent auditors, the annual financial statements of the Company, the Company's systems of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held two meetings during 1997. The composition of the Audit Committee is as follows:

         H. Jeffrey Schwartz, Chairman
         Glenn C. Pollack
         Robert J. Weiler

  Compensation Committee

     The Compensation Committee is authorized to: (i) administer the Company's various compensation plans; (ii) review and recommend to the Board of Trustees compensation levels for executive officers; (iii) evaluate executive management's performance; (iv) consider executive management succession and related matters; (v) review the Company's benefit plans in which officers, employees and trustees of the Company or its affiliates are eligible to participate; (vi) periodically review the equity compensation plans of the Company and the grants under such plans; (vii) carry out the duties of the Compensation Committee contained in stock option plans or other employee benefit plans adopted by the Company; and (viii) approve, take and implement any and all such actions and exercise any and all such additional powers as may be necessary or incidental to any of the foregoing powers. The Compensation Committee held 7 meetings during 1997. The composition of the Compensation Committee is as follows:

         Glenn C. Pollack, Chairman
         Robert J. Weiler
         Stanley R. Fimberg

  Trustee Compensation

     Each trustee of the Company who is not an employee of the Company is paid an annual retainer fee of $15,000, plus (a) meeting fees of $1,000 for attendance at each meeting of the Board and (b) $750 for each committee meeting that occurs on a date when the full Board does not meet. Pursuant to the Company's 1992 Incentive Equity Plan, as amended (the "Incentive Equity Plan"), each member of the Board in September 1992 (which includes each current non-employee trustee other than Mr. Fimberg) who was not employed by the Company was granted, at the commencement of the trustee's term, a stock option to purchase 15,000 Common Shares, subject to certain vesting requirements (all of which have been satisfied). Each such trustee has exercised the foregoing stock options in full. In addition, each non-employee trustee then serving for at least 12 months prior to date of grant was granted on November 30, 1995, May 23, 1996 and October 7, 1997, an option to purchase 4,000 Common Shares with an exercise price equal to the fair market value on the date of the grant, a ten year term from date of grant and a vesting period of the lesser of one year or the period from the date of the grant to the next annual meeting of shareholders. Each trustee has exercised all vested stock options in full. Each incumbent non-employee trustee who was granted stock options on October 7, 1997, will vest in such options on the date of the Annual Meeting.

     In October 1997, the shareholders of the Company approved the Company's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan authorizes the grant of awards of restricted Common Shares to certain officers and non-employee trustees. The Performance Plan has a three year term (1997 through 1999), with increasing performance goals associated with each year of the term. A total of 636,000 restricted Common Shares were made available for grants. On October 7, 1997 the Compensation Committee of the Company's Board of Trustees authorized grants of restricted Common Shares for the full 636,000 shares of which 297,000 shares were awarded to the non-employee trustees. The trustees vested in 198,000 shares based upon the achievement of certain performance goals in 1997. Vesting under the Performance Plan occurs only upon attainment of specified performance goals. The performance goals are stated as percentage increases over base line amounts established, and as defined, in the Performance Plan approved by shareholders. Any awards that remain non-vested after the third year will be forfeited.

     At the Company's annual shareholders meeting held on May 22, 1996, the shareholders approved the Company's Non-Employee Trustee Restricted Stock Plan (the "Trustees Restricted Stock Plan"). Under the terms of the Trustees Restricted Stock Plan, each non-employee trustee of the Company may elect to receive restricted Common Shares in lieu of cash trustee's fees otherwise payable to him. The Company has reserved 50,000 shares for issuance under the Trustees Restricted Stock Plan and is also authorized to purchase Common Shares on the open market or in private transactions in order to provide for the payment of shares to non-employee trustees under the Trustees Restricted Stock Plan. Each non-employee trustee who participates in the Trustees Restricted Stock Plan receives restricted Common Shares in lieu of cash compensation with the shares paid to such trustee being valued at a 20% discount from their fair market value on the date of payment. Shares issued or paid to trustees under the Trustees Restricted Stock Plan have a restriction period of three years. The trustee may not sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the shares during the restriction period, except by bequest pursuant to a will or by intestacy. All restrictions will lapse and the holder of the restricted Common Shares will be entitled to receipt of the shares following the earliest of (a) three years from the date of the issuance or payment of the restricted Common Shares to the holder; (b) the date of the holder's death or disability; (c) the date the holder, after being nominated by the Board, is not elected by the shareholders in an election for the Board; or (d) the date on which the Board determines that the holder will not be nominated for election to the Board. Restricted Common Shares will be forfeited to the Company in the event that, during the restriction period, the holder (a) resigns (other than by reason of disability) or is dismissed for cause from the Board during his elected term as trustee; (b) declines to stand for an election to the Board after having been nominated by the Board; or (c) sells, exchanges, transfers, pledges, hypothecates, assigns or otherwise attempts to dispose of restricted Common Shares except by bequest pursuant to a will or intestacy. As of the end of the Company's 1997 fiscal year, each non-employee trustee had elected to participate in the Trustees Restricted Stock Plan by electing to receive shares of restricted Common Shares in lieu of a percentage of trustees fees otherwise payable in cash, such elective percentages ranging from 50% to 100% of trustees fees.

     On March 26, 1998, the Board formed a Special Independent Committee consisting of Messrs. Bartling, Fimberg and Patrick M. Holder (a former member of the Board who resigned on July 1, 1998) to consider and formulate a retirement program for non-employee trustees (the "Trustee Retirement Program"). None of the members of the Special Independent Committee were eligible to participate in the Trustee Retirement Program. The Special Independent Committee served without additional compensation and formulated the Trustee Retirement Program, which was available to a maximum of five non-employee trustees who were not members of the Special Independent Committee and who tendered their resignation from the Board prior to the earlier of April 15, 1998 or the time at which five resignations from eligible trustees had been submitted.

     Four trustees retired from the Board effective April 15, 1998 pursuant to the Trustee Retirement Program. Each retiring trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested Common Share awards and the opportunity to continue participation in the Company's Executive Deferred Compensation Plan and the related Executive Deferred Compensation Rabbi Trust ("Rabbi Trust") for up to five years. The retiring trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in the Company's Common Shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner.

     Patrick M. Holder, a former trustee and executive officer of the Company's wholly owned subsidiary, Lexford Properties, Inc., resigned from his positions as trustee and as President of Lexford Properties, Inc. effective July 1, 1998. Mr. Holder was a party to an employment agreement with Lexford Properties, Inc. for an originally scheduled term through and including July 31, 2000, at annual base cash compensation of $175,000 plus the right to receive an annual cash bonus of up to 60% of annual base compensation. In consideration of Mr. Holder's resignation and full release of the Company and its affiliates, the Company paid Mr. Holder a lump sum of $425,000.

  Executive Officers and Compensation

     In addition to John Bartling, Chief Executive Officer, President and a trustee of the Company, listed below are the executive officers of the Company as of August 28, 1998. Each executive officer will serve until his or her successor is elected by the Board or until his or her earlier resignation or removal. There are no family relationships among these officers.

                NAME                   AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE OR MORE YEARS
                ----                   ---    -------------------------------------------------------
Mark D. Thompson                       40     Chief Financial Officer and Executive Vice President of
                                              the Company since October 31, 1996. Prior to that time,
                                              Mr. Thompson was Executive Vice President of Corporate
                                              Acquisitions of the Company since April 1, 1996. Mr.
                                              Thompson was a partner in the law firm of McDonald,
                                              Hopkins, Burke & Haber from January 1995 to April 1996.
                                              Prior to that time, Mr. Thompson was an associate, from
                                              January 1985 through October 1992, and partner, from
                                              October 1992 through December 1994, in the law firm of
                                              Benesch, Friedlander, Coplan & Aronoff LLP.
Leslie B. Fox                          39     Executive Vice President and Chief Operating Officer of
                                              the Company since December 1997. Prior to that, she had
                                              been Executive Vice President -- Investment Management
                                              of the Company since June 1997. Ms. Fox was President
                                              of each of Asset Investors Corporation ("AIC") and
                                              Commercial Assets, Inc. ("CAI"), both publicly traded
                                              real estate investment trusts, from October 1996
                                              through May 1997. Prior to that time, Ms. Fox served as
                                              Executive Vice President and Chief Operating Officer of
                                              CAI and AIC from February 1995 through September 1996.
                                              From November 1993 through February 1995, Ms. Fox
                                              served as a Vice President of AIC and as Executive Vice
                                              President, Chief Investment Officer and Assistant
                                              Secretary of CAI. Ms. Fox served as Senior Vice
                                              President of NHP Capital Corp., a subsidiary of NHP,
                                              Inc. from December 1991 to October 1993 and Vice
                                              President of Finance/MIS of NHP Property Management,
                                              Inc., a subsidiary of NHP, Inc. from November 1987 to
                                              November 1991.
Bradley A. Van Auken                   41     Mr. Van Auken is the Company's Senior Vice President,
                                              General Counsel and Secretary, serving in such capacity
                                              for the Company since January 1998. Mr. Van Auken was a
                                              partner and associate with the law firm of Benesch,
                                              Friedlander, Coplan & Aronoff LLP from January 1992 and
                                              November 1986, respectively.
Mark M. Culwell                        46     Mr. Culwell has served as Senior Vice
                                              President -- Asset Management of the Company since
                                              December 1997 and served as Construction Services
                                              Supervisor of the Company's subsidiary, Lexford
                                              Properties, Inc. ("LPI"), from April through December
                                              of 1997. Mr. Culwell was Vice President -- Real Estate
                                              Investment and Construction of Cornerstone Housing
                                              Corp., a company engaged in real estate investment and
                                              construction, from October 1991 through March 1997. In
                                              addition, he was a Southwest Partner of Trammell Crow
                                              Residential from October 1982 to December 1986.
Annette Hoover                         70     Senior Vice President -- Property Operations since
                                              December 1997. Prior to that time, Ms. Hoover was a
                                              Vice President of LPI since August 1, 1996. From 1988
                                              to August 1996, Ms. Hoover was Vice President of
                                              Lexford Partners, a property management firm and the
                                              predecessor of LPI prior to its acquisition by the
                                              Company. Ms. Hoover was Vice President of Operations
                                              for Brentwood Properties, the property management
                                              affiliate of Trammel Crow Residential, from 1985
                                              through 1988.
Paul R. Selid                          35     Senior Vice President -- Acquisitions of the Company
                                              since December 1997. Prior to that time, Mr. Selid was
                                              Senior Vice President -- Asset Management of the
                                              Company from April 15, 1996 to December 1997. Mr. Selid
                                              was Vice President of Acquisitions of NHP, Inc. from
                                              December 1994 to April 1996. Mr. Selid also served as
                                              Vice President of Asset Management & Underwriting of
                                              NHP, Inc. from September 1992 to December 1994. Mr.
                                              Selid previously served as Vice President of

                NAME                   AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE OR MORE YEARS
                ----                   ---    -------------------------------------------------------
                                              Finance of Hall Financial Group, Inc. from January 1990
                                              to September 1992.

Ronald P. Koegler                      45     Senior Vice President and Controller of the Company
                                              since December 20, 1996. Mr. Koegler served as Vice
                                              President and Treasurer of the Company from January 16,
                                              1996 to December 20, 1996. Prior to that time, Mr.
                                              Koegler was Controller of the Company since April 1992.
                                              He served as Assistant Controller of the Company from
                                              October 1989 to April 1992.
Michael F. Sosh                        36     Senior Vice President and Treasurer of the Company
                                              since January 9, 1997. Prior to that time, Mr. Sosh
                                              served as Divisional Vice President and Assistant
                                              Treasurer of The Bon-Ton Stores, Inc. since March 1995.
                                              He previously served as Manager of Financial Planning
                                              and Financial Analyst of The Bon-Ton Stores, Inc. from
                                              1987 to 1995. Mr. Sosh was a banking officer with
                                              Meridian Bancorp, Inc. from 1983 to 1987.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers during 1997 for services rendered in all capacities to the Company during 1997 as well as 1996 and 1995, where applicable.


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                           ANNUAL COMPENSATION              ------------------------
                                 ---------------------------------------                  SECURITIES
                                                               OTHER        RESTRICTED      UNDER-
                                                               ANNUAL         STOCK         LYING          LTIP        ALL OTHER
        NAME AND                  SALARY       BONUS(ES)    COMPENSATION     AWARD(S)      OPTIONS/      PAYOUTS      COMPENSATION
   PRINCIPAL POSITION     YEAR     ($)            ($)           ($)            ($)          SARS #         ($)            ($)
   ------------------     ----   --------      ---------    ------------    ----------    ----------    ----------    ------------
John B. Bartling........  1997   $340,000(1)   $198,000(2)    $  9,000(3)          --           --      $1,660,266(4)    $6,260(5)
Chief Executive Officer   1996   $285,000      $171,000(6)    $503,800(7)    $402,188(8)    40,000(9)           --       $7,371(10)
and President             1995   $ 23,750(11)        --       $ 13,250(12)         --           --              --           --

Mark D. Thompson........  1997   $230,000(13)  $207,000(14)         --             --           --      $1,058,968(15)    $2,400(16)
Chief Financial Officer   1996   $127,885(17)  $157,491(18)   $216,635(19)   $136,875(20)   25,000(21)          --       $  934(22)
and Executive Vice        1995         --            --             --             --           --              --           --
President

Leslie B. Fox...........  1997   $102,981(23)  $178,125(24)         --       $396,000(25)   25,000(26)          --       $1,236(27)
Chief Operating Officer   1996         --            --             --             --        -- --              --           --
and Executive Vice        1995         --            --             --             --                           --           --
President

Michael F. Sosh.........  1997   $105,000      $ 47,250(28)         --             --        5,000(29)  $  325,864(30)    $2,400(31)
Senior Vice President     1996         --            --             --             --           --              --           --
and Treasurer             1995         --            --             --             --           --              --           --

Ronald P. Koegler.......  1997   $105,000      $ 42,000(32)         --             --        2,500(33)  $  325,864(34)    $2,400(35)
Senior Vice President     1996   $ 84,492      $ 38,250(36)         --             --        5,000(37)          --       $6,218(38)
and Controller            1995   $ 75,194      $ 15,450(39)         --             --           --              --       $5,603(38)

---------------

 (1) This amount includes a cash payment of $300,000 and $40,000 Mr. Bartling elected to receive in the form of 4,000 Common Shares in lieu of cash. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. Mr. Bartling elected to defer receipt of the shares which were issued to the Rabbi Trust for his benefit.

 (2) Cash bonus for 1997 paid in 1998.

 (3) Car allowance of $750 per month.

 (4) Mr. Bartling received an award of 40,000 restricted Common Shares on April 5, 1996, providing that so long as Mr. Bartling remains in the employ of the Company, one-third of such shares will be earned when the average number of issued and outstanding shares of Common Shares over ten consecutive trading days multiplied by the average closing price of the Common Shares on the Nasdaq National Market tier of the

     Nasdaq Stock Market(sm) over such period (or if the Common Shares not listed or admitted to trading on such market, the principal securities exchange on which the Common Shares is listed or admitted to trading) plus the liquidation value of all issued and outstanding preferred stock of the Company ("Market Capitalization"), exceeds $90 million, one-third of which shall vest when the Market Capitalization exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization exceeds $150 million. Mr. Bartling vested in two thirds, 26,666, of the 40,000 shares, in 1997. The value of the shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 5, 1996 which was $8.937. Mr. Bartling vested in the remaining thirds, 13,334, of the shares subject to this grant in early 1998. In addition, Mr. Bartling vested in 96,000 restricted Common Shares pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on the date of the grant, October 7, 1997, being $14.8125. The value of these awards vested at the end of 1997 fiscal year was $2,115,989 based upon the fiscal year-end price of $17.25 per share.

 (5) Includes the Company's payment of a premium in the amount of $3,860 for a term life insurance policy with a death benefit of $2,000,000 and the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Bartling in the aggregate amount of $2,400.

 (6) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $27,862. This amount also includes an award of 13,880 Common Shares as a stock bonus for 1996 granted in 1997. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares at 1996 fiscal year-end, which was $10.3125. Mr. Bartling elected to defer receipt of the shares issued pursuant to the stock bonus which were issued to the Rabbi Trust for the benefit of Mr. Bartling.

 (7) This amount includes an award of 20,000 restricted Common Shares in 1997 pursuant to the terms of Mr. Bartling's Employment Agreement with the Company, which states that Mr. Bartling will receive one Common Share for each Common Share purchased by him, up to a maximum of 20,000 shares. The value of 20,000 shares subject to this award was determined by multiplying such shares by the closing price of the Common Shares on June 10, 1996, the date of his matching purchase, which was $9.9375. In addition, pursuant to an amendment to Mr. Bartling's Employment Agreement, Mr. Bartling elected to receive Common Shares in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. The shares issued to Mr. Bartling pursuant to this election qualified as shares purchased for the grant of matching stock and accordingly the value of these 20,000 matching shares was determined by multiplying such shares by the closing price of the Common Shares on December 31, 1996, the date applicable to such qualified matching purchase, which was $10.3125. Mr. Bartling elected to defer receipt of the shares subject to each of the foregoing grants which were issued to the Rabbi Trust for the benefit of Mr. Bartling. This amount also includes (a) payments of $12,500 per month from January 1, 1996 to November 30, 1996 for Mr. Bartling's relocation and temporary living expenses, as well as a payment of $154,800 to compensate Mr. Bartling for any taxes relating to such monthly payments, and (b) a car allowance of $750 per month.

 (8) Mr. Bartling received an award of 45,000 restricted Common Shares on April 5, 1996, one-third of which vest on the third, fourth and fifth anniversaries of such date or, if earlier, upon the Company maintaining Market Capitalization in excess of $150 million for thirty consecutive trading days. The value of this award was determined by multiplying the number of shares subject to this grant by the closing price of the Common Stock on April 5, 1996, $8.937. The value of this award at the end of the 1997 fiscal year was $776,250 based on the fiscal year-end price of $17.25 per share. The Market Capitalization vesting requirement was satisfied in the first quarter of 1998.

 (9) Mr. Bartling received an option to purchase 40,000 Common Shares at $8.937 per share on April 5, 1996, one-fourth of which vest on the second, third, fourth and fifth anniversaries of the date of grant or, if earlier, upon the Company maintaining Market Capitalization in excess of $150 million for thirty consecutive days. The Market Capitalization vesting requirement was satisfied in the first quarter of 1998. Mr. Bartling exercised the options in full on July 2, 1998.

(10) Includes the Company's payment of a premium in the amount of $1,190 for a term life insurance policy with a death benefit of $2,000,000 and the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Bartling in the aggregate amount of $6,181.

(11) Salary for the period from December 1, 1995, when Mr. Bartling commenced his employment with the Company, to December 31, 1995.

(12) Includes a payment of $12,500, which sum was required to be paid monthly from December 1, 1995 to November 30, 1996 for Mr. Bartling's relocation and temporary living expenses, and (b) a car allowance of $750 for the month of December, 1995.

(13) This amount includes a cash payment of $200,000 and $30,000 Mr. Thompson elected to receive in the form of 2,912 Common Shares in lieu of cash. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. Mr. Thompson elected to defer receipt of the shares which were issued to the Rabbi Trust for Mr. Thompson's benefit.

(14) Cash bonus of $138,000 for 1997 paid in 1998. This amount also includes an award of 4,000 Common Shares as a stock bonus for 1997 granted in 1998. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of Common Shares at 1997 fiscal year end, which was $17.25. Mr. Thompson elected to defer receipt of the shares which were issued to the Rabbi Trust for Mr. Thompson's benefit.

(15) Mr. Thompson received an award of 18,000 restricted Common Shares on April 15, 1996, providing that so long as Mr. Thompson remains in the employ of the Company, one-third of such shares will be earned when the Market Capitalization over ten consecutive trading days exceeds $90 million, one-third of which shall vest when the Market Capitalization exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization exceeds $150 million. Mr. Thompson earned two thirds, 12,000, of the 18,000 shares, in 1997. The value of the stock was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 15, 1996, which was $9.25. Mr. Thompson vested in the remaining third, 6,000, of the shares subject to this grant in early 1998. In addition, Mr. Thompson earned 64,000 restricted Common Shares pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on the date of the grant, October 7, 1997, being $14.8125. The value of these vested awards at the end of 1997 fiscal year was $1,311,000 based upon the fiscal year-end price of $17.25 per share.

(16) Includes the Company's portion of the cost of group term life insurance, disability and health insurance paid on behalf of Mr. Thompson in the aggregate amount of $2,400.

(17) Salary for the period from April 1, 1996, when Mr. Thompson commenced his employment with the Company, to December 31, 1996.

(18) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $27,203. This amount also includes an award of 12,634 Common Shares as a stock bonus for 1996 granted in 1997. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares at 1996 fiscal year-end, which was $10.3125. Mr. Thompson elected to defer receipt of the shares which were issued to the Rabbi Trust for Mr. Thompson's benefit.

(19) Includes an award of 10,000 Common Shares in 1997 pursuant to the terms of Mr. Thompson's Employment Agreement with the Company, which states that Mr. Thompson will receive one Common Share for each Common Share purchased by him, up to a maximum of 10,000 shares. The value of 10,000 shares subject to this award was determined by multiplying such shares by the closing price of the Common Shares on June 10, 1996, the date of his matching purchase, which was $9.9675. In addition, pursuant to an amendment to Mr. Thompson's Employment Agreement, Mr. Thompson elected to receive Common Shares in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. The shares issued to Mr. Thompson pursuant to this election qualified as shares purchased for the grant of matching stock and accordingly the value of these

     10,000 shares of matching stock was determined by multiplying such shares by the closing price of the Common Shares on December 31, 1996, the date applicable to such qualified matching purchase, which was $10.3125. Mr. Thompson elected to defer receipt of the shares subject to each of the foregoing grants which were issued to the Rabbi Trust for Mr. Thompson's benefit. This amount also includes a relocation bonus of $60,000 paid in 1997 for Mr. Thompson's moving his principal residence to Columbus, Ohio, as well as payment of $55,385 to compensate Mr. Thompson for any taxes relating to such relocation bonus.

(20) Mr. Thompson received an award of 15,000 Common Shares on April 15, 1996, one-third of which vests on the third, fourth and fifth anniversaries of such date. The value of this award was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 15, 1996, $9.125. The value of this award at the end of the 1997 fiscal year was $258,750 based on the fiscal year-end price of $17.25 per share. In the first quarter of 1998, the Compensation Committee of the Board amended the Award Agreement pursuant to which these Common Shares were issued to provide for accelerated vesting in full. (See "Employment Agreement -- Mark D. Thompson Employment Agreement").

(21) Mr. Thompson received an option to purchase 25,000 Common Shares at $8.8125 per share on April 1, 1996, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of grant. In the first quarter of 1998, the Compensation Committee of the Board amended the Award Agreement pursuant to which these Common Shares were issued to provide for accelerated vesting in full. (See "Employment Agreement -- Mark D. Thompson Employment Agreement"). Mr. Thompson exercised the options in full on July 2, 1998.

(22) Includes the Company's portion of the cost of group term life insurance and disability insurance paid on behalf of Mr. Thompson in the aggregate amount of $934.

(23) Salary for the period from June 1, 1997, when Ms. Fox commenced employment with the Company, to December 31, 1997.

(24) This amount includes a cash bonus for 1997 paid in 1998 in the amount of $78,750 and a $60,000 payment made upon the execution of Ms. Fox's employment contract. This amount also includes an award of 2,282 Common Shares as a stock bonus for 1997 granted in 1998. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares at fiscal year end, which was $17.25. Ms. Fox elected to defer receipt of the shares issued pursuant to the stock bonus which were issued to the Rabbi Trust for the benefit of Ms. Fox.

(25) Ms. Fox received an award of 15,000 restricted Common Shares on June 1, 1997, one-third of which vest on the third, fourth and fifth anniversaries of such date. Ms. Fox also received an award of 18,000 restricted Common Shares on June 1, 1997, which award as amended on January 1, 1998, provided that one-half of such shares will vest on January 1, 1998, and one-fourth of such shares will vest on each of January 1, 1999 and 2000, respectively. The value of the awards was determined by multiplying the number of shares subject to the grants by the closing price of the Common Shares on June 1, 1997, being $12.00. The value of the awards at the end of the 1997 fiscal year was $569,250 based upon the fiscal year-end price of $17.25 per share. Ms. Fox elected to defer receipt of the shares subject to the foregoing grants which were issued to the Rabbi Trust for Ms. Fox's benefit.

(26) Ms. Fox received an option to purchase 25,000 Common Shares at $11.875 per share on June 1, 1997, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

(27) Includes the Company's portion of the cost of group term life insurance and disability insurance paid on behalf of Ms. Fox in the aggregate amount of $1,236.

(28) Cash bonus for 1997 paid in 1998.

(29) Mr. Sosh received an option to purchase 5,000 Common Shares at $9.625 per share on January 1, 1997, one-third of which options vest on the first, second and third anniversaries of the date of grant.

(30) Mr. Sosh vested in 22,000 restricted Common Shares pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on October 7, 1997, which was $14.812. The value of these vested awards at the end of 1997 fiscal year was $379,500 based upon the fiscal year-end price of $17.25 per share.

     Mr. Sosh elected to defer receipt of all 33,000 shares subject to this award which were issued to the Rabbi Trust for Mr. Sosh's benefit.

(31) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on the behalf of Mr. Sosh in the aggregate amount of $2,400.

(32) Cash bonus for 1997 paid in 1998.

(33) Mr. Koegler received an option to purchase 2,500 Common Shares at $10.312 per share on January 1, 1997, one-third of which options vest on the first, second and third anniversaries of the date of grant.

(34) Mr. Koegler vested in 22,000 restricted Common Shares pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on October 7, 1997, which was $14.812. The value of these vested awards at the end of 1997 fiscal year was $379,500 based upon the fiscal year-end price of $17.25 per share. Mr. Koegler elected to defer receipt of all 33,000 shares subject to this award which shares were issued to the Rabbi Trust for Mr. Koegler's benefit.

(35) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on the behalf of Mr. Koegler in the aggregate amount of $2,400.

(36) Cash bonus for 1996 paid in 1997.

(37) Mr. Koegler received an option to purchase 5,000 Common Shares at $9.625 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of the grant.

(38) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Koegler.

(39) Cash bonus for 1995 paid in 1996.

STOCK OPTIONS GRANTS TABLE

     The following table sets forth the information noted for all grants of stock options to each of the executive officers named in the Summary Compensation Table during 1997:

                            INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE VALUE
                       ----------------------------                                  AT ASSUMED ANNUAL RATES
                        NUMBER OF      PERCENT OF                                         OF STOCK PRICE
                       SECURITIES     TOTAL OPTIONS                                      APPRECIATION FOR
                       UNDERLYING      GRANTED TO      EXERCISE OF                         OPTION TERM
                         OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION    --------------------------
        NAME           GRANTED (#)     FISCAL YEAR       ($/SH)          DATE         5% ($)         10% ($)
        ----           -----------    -------------    -----------    ----------    -----------    -----------
Leslie B. Fox,
Chief Operating
Officer and Executive
Vice President.......   25,000(1)         32.4%          $11.875      6/01/2007      $186,703       $473,142
Michael F. Sosh,
Senior Vice President
and Treasurer........    5,000(2)           13%          $10.312      1/01/2007      $ 32,426       $ 82,173
Ronald P. Koegler,
Senior Vice President
and Controller.......    2,500(3)          6.5%          $10.312      1/01/2007      $ 16,213       $ 41,087

---------------

(1) Ms. Fox received an option to purchase 25,000 Common Shares with an exercise price of $11.875 per share on June 1, 1997, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

(2) Mr. Sosh received an option to purchase 5,000 Common Shares with an exercise price of $10.3125 per share on January 1, 1997, one-third of which vest on the first, second and third anniversaries of the date of the grant.

(3) Mr. Koegler received an option to purchase 2,500 Common Shares with an exercise price of $10.3125 per share on January 1, 1997, one-third of which vest on the first, second and third anniversaries of the date of the grant.

STOCK OPTIONS VALUE TABLE

     The following table sets forth the fiscal year-end value of unexercised stock options for each of the executive officers named in the Summary Compensation Table for the 1997 fiscal year.

                                                       NUMBER OF SECURITIES             VALUE OF
                                                            UNDERLYING                 UNEXERCISED
                                                        UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR-END         AT FISCAL YEAR-END
                             SHARES        VALUE                (#)                        ($)
                          ACQUIRED ON     REALIZED         EXERCISABLE/               EXERCISABLE/
          NAME            EXERCISE (#)      ($)            UNEXERCISABLE              UNEXERCISABLE
          ----            ------------    --------    -----------------------    -----------------------
John B. Bartling,                                                                   N/A Exercisable/
Chief Executive                                           0 Exercisable/                $332,500
Officer and President...       0             0        40,000 Unexercisable(1)       Unexercisable(2)
Mark D. Thompson,
Chief Financial Officer                                                          $42,188 Exercisable(4)/
and Executive                                          5,000 Exercisable(3)/            $168,750
Vice President..........       0             0        20,000 Unexercisable(3)       Unexercisable(4)
Leslie B. Fox,                                                                      N/A Exercisable/
Executive Vice President                                  0 Exercisable/                $134,375
Chief Operating
  Officer...............       0             0        25,000 Unexercisable(5)       Unexercisable(6)
Michael F. Sosh,                                                                  $11,559 Exercisable/
Senior Vice President                                   1,666 Exercisable/               $23,131
and Treasurer...........       0             0        3,334 Unexercisable(7)        Unexercisable(8)
Ronald P. Koegler,                                      5,210 Exercisable/        $63,306 Exercisable/
Senior Vice President                                          5,000                     $36,987
and Controller..........       0             0           Unexercisable(9)           Unexercisable(10)

---------------

 (1) Mr. Bartling received an option to purchase 40,000 Common Shares with an exercise price of $8.9375 per share on April 5, 1996, one-fourth of which vest on the second, third, fourth and fifth anniversaries of the date of grant, subject to accelerated vesting upon attainment of certain Market Capitalization targets. Subsequent to December 31, 1997, the Market Capitalization targets were attained, resulting in accelerated full vesting. Mr. Bartling exercised these options in full on July 2, 1998.

 (2) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $17.25 per share being the closing price of the Common Shares at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the option, $8.9375 per share.

 (3) Mr. Thompson received an option to purchase 25,000 Common Shares with an exercise price of $8.8125 per share on April 1, 1996, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of grant. In the first quarter of 1998, the Compensation Committee of the Board amended the Award Agreement pursuant to which these options were issued to provide for accelerated vesting in full. (See "Employment Agreements -- Mark D. Thompson Employment Agreement"). Mr. Thompson exercised these options in full on July 2, 1998.

 (4) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $10.3125 per share being the closing price of the Common Shares at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options, $8.8125 per share.

 (5) Ms. Fox received an option to purchase 25,000 Common Shares with an exercise price of $11.875 per share on June 1, 1997, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

 (6) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $17.25 per share being the closing price of the Common Shares at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options, $11.875 per share.

 (7) Mr. Sosh received an option to purchase 5,000 Common Shares with an exercise price of $10.3125 per share on January 1, 1997 one-third of which vest on the first, second and third anniversaries of the date of grant. Mr. Sosh exercised the vested portion of these options for 1,667 shares on July 2, 1998.

 (8) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $17.25 per share being the closing price of the Common Shares at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options, $10.3125 per share.

 (9) Mr. Koegler received an option to purchase 2,500 Common Shares with an exercise price of $10.3125 per share on January 1, 1997 one-third of which vest on the first, second and third anniversaries of the date of grant. Mr. Koegler received an option to purchase 5,000 Common Shares with an exercise price of $9.625 per share on June 27, 1996, one-third of which vest on the first, second and third anniversaries of the date of grant. In addition, Mr. Koegler received an option to purchase 2,710 Common Shares with an exercise price of $0.71 per share on September 11, 1992 all of which have vested. Mr. Koegler exercised the vested portion of these options for 6,877 shares on July 2, 1998.

(10) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $17.25 per share being the closing price of the Common Shares at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options.

LONG-TERM INCENTIVE PLANS TABLE

     The following table sets forth the information noted for all long-term incentive plans awards granted to each of the executive officers named in the Summary Compensation Table during 1997:

                                                                VESTED AND CONTINGENT PAYOUTS UNDER LONG-TERM
                                         PERFORMANCE                           INCENTIVE PLANS
                                       OR OTHER PERIOD    ---------------------------------------------------------
                         NUMBER OF          UNTIL             THRESHOLD                                UNVESTED
                           SHARES       MATURATION OR     (SHARES VESTED AT    UNVESTED TARGET         MAXIMUM
         NAME               (#)            PAYOUT             12/31/97)              (#)                 (#)
         ----            ----------    ---------------    -----------------    ----------------    ----------------
John B. Bartling, Chief
  Executive Officer and
  President............  144,000 (1)         (1)          96,000 shares (1)    20,000 shares (1)   48,000 shares (1)
Mark D. Thompson, Chief
  Financial Officer and
  Executive Vice
  President............   96,000 (2)         (2)          64,000 shares (2)    14,000 shares (2)   32,000 shares (2)
Michael F. Sosh, Senior
  Vice President and
  Treasurer............   33,000 (3)         (3)          22,000 shares (3)     4,000 shares (3)   11,000 shares (3)
Ronald P. Koegler,
  Senior Vice President
  and Controller.......   33,000 (4)         (4)          22,000 shares (4)     4,000 shares (4)   11,000 shares (4)

---------------

(1) Mr. Bartling received an award of 144,000 restricted Common Shares pursuant to the Performance Equity Plan approved by the shareholders on October 7, 1997. The Performance Plan has a three year term with increasing performance goals associated with each year. Vesting under the Performance Plan occurs only upon attainment of specified performance goals. Based upon the performance of the Company in 1997, 96,000 of the restricted Common Shares were earned at December 31, 1997. The terms of the restricted share award provides for acceleration of vesting upon change of control of the Company or the termination of Mr. Bartling's employment other than for cause. Mr. Bartling elected to defer receipt of the restricted Common Shares subject to this award, which were issued to the Rabbi Trust for Mr. Bartling's benefit.

(2) Mr. Thompson received an award of 96,000 restricted Common Shares pursuant to the Performance Plan. Based upon the performance of the Company in 1997, 64,000 of the restricted shares were earned at

    December 31, 1997. The terms of the restricted share award provides for acceleration upon change of control of the Company or the termination of Mr. Thompson's employment other than for cause. Mr. Thompson elected to defer receipt of the restricted Common Shares subject to this award, which were issued to the Rabbi Trust for Mr. Thompson's benefit.

(3) Mr. Sosh received an award of 33,000 restricted Common Shares pursuant to the Performance Plan. Based upon the performance of the Company in 1997, 22,000 of the restricted shares were earned at December 31, 1997. The terms of the restricted share award provides for acceleration upon change of control of the Company or the termination of Mr. Sosh's employment other than for cause. Mr. Sosh elected to defer receipt of the restricted Common Shares subject to this award, which were issued to the Rabbi Trust for Mr. Sosh's benefit.

(4) Mr. Koegler received an award of 33,000 restricted Common Shares pursuant to the Performance Plan. Based upon the performance of the Company in 1997, 22,000 of the restricted shares were earned at December 31, 1997. The terms of the restricted share award provides for acceleration upon change of control of the Company or the termination of Mr. Koegler's employment other than for cause. Mr. Koegler elected to defer receipt of the restricted Common Shares subject to this award, which were issued to the Rabbi Trust for Mr. Koegler's benefit.

EMPLOYMENT AGREEMENTS

  John B. Bartling Employment Agreement

     The Company and Mr. Bartling entered into an employment agreement, dated as of December 1, 1995 (the "Bartling Employment Agreement") for an original term through December 31, 1998 and an annual base salary of $285,000 ("Bartling's Base Salary"), plus an annual cash bonus of 2% of Bartling's Base Salary for each 1% increase in the Company's recurring earnings before interest (other than interest paid on mortgage loans secured by the Company's Wholly Owned Properties), taxes, depreciation and amortization determined in accordance with generally accepted accounting principles without regard to extraordinary gains or losses ("Adjusted EBITDA") from the previous fiscal year's Adjusted EBITDA, limited to 60% of Bartling's Base Salary.

     Under the terms of the Bartling Employment Agreement, the Company granted Mr. Bartling (i) an award of 45,000 restricted Common Shares (see footnote 8 of the Summary Compensation Table), (ii) an additional award of 40,000 restricted Common Shares (see footnote 4 to the Summary Compensation Table), (iii) one Common Share, at no additional cost to him, for each Common Share purchased by Mr. Bartling in 1996 up to a maximum of 20,000 shares (the "Bartling Matching Shares"), and (iv) options to purchase 40,000 Common Shares (see footnote 9 to the Summary Compensation Table).

     The Bartling Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Bartling could elect to receive Common Shares in lieu of his cash bonus earned in 1996. Common Shares made subject to such election would be valued at the December 31, 1996 closing price for the Common Shares. Such amendment further provided that any such shares which Mr. Bartling might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 10,000 Bartling Matching Shares not yet awarded to Mr. Bartling as of such date. In March, 1997, Mr. Bartling elected to receive 13,880 shares in lieu of a portion of his 1996 cash bonus (see footnote 1 to the Summary Compensation Table). Accordingly, pursuant to Mr. Bartling's election, Mr. Bartling was entitled to receive the balance of the 10,000 Bartling Matching Shares not yet awarded to him as of such date. Mr. Bartling vested in all awards of restricted Common Shares and options to purchase Common Shares in early 1998 upon the Company's attaining and sustaining Market Capitalization in excess of $150 million.

     Upon termination of Mr. Bartling's employment without cause, Mr. Bartling would be entitled to receive: (i) any of Bartling's Base Salary, and any other benefits due him under the Bartling Employment Agreement, payable for the remaining period of the original term or any extension thereof; and (ii) the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs.

     The Bartling Employment Agreement and related Award Agreements were amended to permit Mr. Bartling to defer the receipt of all Common Shares which would otherwise be issuable to him under the terms of the

Bartling Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Company's Executive Deferred Compensation Plan and the establishment of the Rabbi Trust as contemplated thereby, all such Common Shares have been issued to the Trustee of the Rabbi Trust for the benefit of Mr. Bartling.

     The Bartling Employment Agreement has been further amended effective as of January 1, 1997 to increase Mr. Bartling's base salary to $340,000; $298,750 of which was payable in 1997 in cash and the balance of which was payable in 1997 the form of 4,000 Common Shares (valued at $10.3125 per share, being the closing price of the Common Shares on December 31, 1996) issuable to the Rabbi Trust for Mr. Bartling's benefit.

  Mark D. Thompson Employment Agreement

     The Company and Mr. Thompson entered into an employment agreement, dated as of April 1, 1996 (the "Thompson Employment Agreement") for an original term through April 16, 1997 and an annual base salary of $175,000 ("Thompson's Base Salary"), plus annual bonuses under which Mr. Thompson may become entitled to receive cash and stock bonuses of up to 60% and 30%, respectively, of Thompson's Base Salary based on incremental increases in the Company's Adjusted EBITDA from the previous fiscal year's Adjusted EBITDA. The Thompson Employment Agreement, as amended (pursuant to the amendments described below), has been extended for term expiring April 16, 1999.

     Under the terms of the Thompson Employment Agreement and related Award Agreements, the Company granted Mr. Thompson an award of 15,000 Common Shares (see footnote 20 to the Summary Compensation Table); (ii) an additional award of 18,000 Common Shares (see footnote 15 to the Summary Compensation Table); (iii) one Common Share, at no additional cost to him, for each Common Share purchased by Mr. Thompson in 1996 up to a maximum of 10,000 shares (the "Thompson Matching Shares"); and (iv) options to purchase 25,000 Common Shares (see footnote 15 to the Summary Compensation Table).

     The Thompson Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Thompson could elect to receive Common Shares in lieu of his cash bonus earned in 1996. Common Shares made subject to such election would be valued at the December 31, 1996 closing price for the Common Shares. Such amendment further provided that any such shares which Mr. Thompson might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 5,000 Thompson Matching Shares not yet awarded to Mr. Thompson as of such date. In March 1997, Mr. Thompson elected to receive 7,544 shares in lieu of a portion of his 1996 cash bonus (see footnote 19 to the Summary Compensation Table). Accordingly, pursuant to Mr. Thompson's election, Mr. Thompson was entitled to receive the balance of the 5,000 Thompson Matching Shares not yet awarded to him as of such date.

     Upon termination of Mr. Thompson's employment without cause, Mr. Thompson would be entitled to receive: (i) any of Thompson's Base Salary, and any other benefits due him under the Thompson Employment Agreement, payable for the immediately succeeding nine months; and (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs.

     The Thompson Employment Agreement and related Award Agreements were amended to permit Mr. Thompson to defer the receipt of all Common Shares which would otherwise be issuable to him under the terms of the Thompson Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Company's Executive Deferred Compensation Plan and the establishment of the Rabbi Trust as contemplated thereby, all such Common Shares have been issued to the Rabbi Trust for the benefit of Mr. Thompson.

     The Thompson Employment Agreement was further amended, effective as of January 1, 1997, to increase Mr. Thompson's base salary to $230,000, of which $200,000 was payable in 1997 in cash and the balance was payable in 1997 in the form of 2,910 Common Shares (valued at $10.3125 per share, being the closing price of the Common Shares on December 31, 1996) issuable to the Rabbi Trust for Mr. Thompson's benefit.

     The Thompson Employment was further amended in March 1998 to provide that Mr. Thompson would receive accelerated vesting in all awards of restricted Common Shares and options to purchase Common Shares upon the Company's attaining and sustaining Market Capitalization in excess of $150 million to provide

Mr. Thompson with vesting standards equivalent to those contained in the Bartling Employment Agreement and related Award Agreements. This vesting requirement was satisfied in early 1998.

  Leslie B. Fox Employment Agreement

     The Company and Ms. Fox entered into an Employment Agreement dated June 1, 1987 (the "Fox Employment Agreement") for an original term through May 31, 2000 and an annual base salary of $175,0000 ("Fox's Base Salary"), plus provisions for annual cash bonuses based upon the Company's returns on equity investments of up to an aggregate of 110% of Fox's Base Salary. Under the original terms of the Fox Employment Agreement, Ms. Fox was retained as the Company's Executive Vice President of Investment Management.

     Under the terms of the Fox Employment Agreement and related Awards Agreement, the Company issued to the Rabbi Trust for the benefit of Ms. Fox (i) 15,000 restricted Common Shares (see Footnote 25 to the Summary Compensation Table); (ii) 18,000 restricted Common Shares (see Footnote 25 to the Summary Compensation Table); and (iii) options to purchase 25,000 Common Shares (see Footnote 1 to the Summary Compensation Table).

     The Fox Employment Agreement was amended effective as of January 1, 1998 to: (i) redesignate Ms. Fox as the Company's Executive Vice President and Chief Operating Officer; (ii) increase Fox's Base Salary to $230,000 per year payable $200,000 in cash in 1998 and $30,000 in Common Shares in 1998 issuable in four equal installments at the end of each calendar quarter valued at the closing price of the Common Shares on the last trading day of each such calendar quarter; (iii) amend the terms for Ms. Fox's annual cash bonus to provide for a cash bonus based upon the Company's year to year increases in Adjusted EBITDA up to a maximum of 60% of Fox's Base Salary and a bonus payable in Common Shares based upon year to year increases in the Company's adjusted EBITDA up to a maximum in value of Common Shares of 45% of Fox's Base Salary. In addition, the Fox Employment Agreement and related Award Agreements were amended to provide for changes in vesting provisions of awards of Common Shares issuable to the Rabbi Trust for Ms. Fox's benefit as described in the footnotes to the Summary Compensation Table. Further, pursuant to the amendment to the Employment Agreement and a related Award Agreement, the Company issued to the Rabbi Trust for Ms. Fox's benefit 96,000 restricted Common Shares subject to vesting requirements parallel to the Performance Plan with the additional vesting requirement that Ms. Fox remain in the employ of the Company or a subsidiary of the Company in order to vest in 1/3 (or 32,000) of the shares on January 1, 1998, 1/3 of the shares on January 1, 1999 and the remaining 1/3 of the shares on January 1, 2000; subject, however, to attainment of the financial performance goals set forth in the Performance Plan. Finally, the January 1998 amendment to the Fox Employment Agreement provided for the issuance of up to a maximum of 10,000 Common Shares ("Fox Matching Shares") for each Common Share purchased by Ms. Fox in 1998.

     Upon termination of Ms. Fox's employment without cause, Ms. Fox would be entitled to receive: (i) any of Fox's Base Salary for the then unexpired portion of the original term, if any, and the succeeding nine months; (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination occurs and any restricted Common Shares subject to the award agreements which have vested prior to the date of termination together with those Restricted Common Shares which would have otherwise vested on or before the January 1 following the date of termination had Ms. Fox remained in the Company's employ through such January 1.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

     The Compensation Committee administers the Company's various compensation plans and reviews and recommends to the Board of Trustees compensation levels for executive officers, evaluates executive manage-ment's performance and considers executive management succession and related matters. The Compensation Committee is composed exclusively of independent, non-employee trustees.

  Philosophy of Compensation Committee

     The Compensation Committee believes that executive compensation should reflect the value created for the Company's shareholders while supporting the Company's long-term strategic goals. It is the belief of the Compensation Committee that executive compensation should serve to:

     - reward individuals for significant contribution to the Company's success;

     - align the interests of executives with those of the Company's long-term investors;

     - retain, motivate and attract qualified executives; and

     - provide incentives to executives to achieve strategic objectives in a manner consistent with the Company's values.

  Executive Officer Compensation

     Individual executive officer compensation consists of three components: base salary, annual cash and stock incentive bonuses and long-term equity incentives. Each component will be discussed below.

     Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be increased based on (a) individual performance and contribution and (b) increases in competitive pay levels.

     The Compensation Committee believes that the compensation packages agreed to with its executive officers and other significant employees genuinely preserves its philosophical objectives by placing significant emphasis on the latter two components of the Compensation Committee's stated compensation components, namely, annual cash and stock incentive bonus and long term equity incentives. In this regard, the Company's compensation arrangements are weighted heavily towards incentive bonuses based upon the Company's financial performance measured in terms of its earnings before interest, taxes, depreciation, and amortization without regard to extraordinary gains or losses ("Adjusted EBITDA") and awards of restricted stock which will vest on the basis of the Company's long-term financial performance (measured as growth in market price of the Common Shares or increases in Adjusted EBITDA). A significant portion of management's compensation takes the form of equity ownership in the Company. In this way, the Compensation Committee believes that Mr. Bartling's Chief Executive Officer compensation package and the compensation packages of the Company's other executive officers implements its goal of aligning his and their interests with those of the Company's long-term investors.

     The Compensation Committee has confirmed that all base salaries for the Company's executive officers, including Mr. Bartling's base compensation, are reasonable and competitive, based upon the surveys compiled by management, as well as the advice and consultation of representatives of professional executive compensation consulting firms retained by the Company.

  Management Incentive Plan

     Annual bonuses for the executive officers on account of the Company's 1997 fiscal year were governed by the Company's 1996 Incentive Compensation Plan (the "Incentive Compensation Plan"), which was specifically designed to link executive compensation to the Company's achieving certain operating goals and exceeding certain projected increases in specific financial measures applicable to the specific role in which each executive officer (and each other employee of the Company participating in the Incentive Compensation Plan) is engaged. The financial measures include Adjusted EBITDA for the Company's Chief Executive Officer and senior financial and legal officers, net income from property management for the Company's property management employees, and return on equity for the Company's Investment Management division employees (i.e., those employees committed to maximizing the Company's return on its investments in real property assets). Under the terms of the Incentive Compensation Plan, upon achieving increases in the designated financial performance measure when compared to the Company's 1996 results, the executive officers and other participating employees are entitled to certain cash and stock awards.

     As discussed above and disclosed elsewhere in this Proxy Statement, a significant part of Mr. Bartling's compensation package included the award of an aggregate of restricted Common shares which vested based upon Mr. Bartling's continued employment and increases in the Company's market capitalization as well as the award of stock options and matching shares. These awards were provided for in Mr. Bartling's Employment Agreement, which became effective on December 1, 1995, while the restricted Common Shares as well as the stock option award were issued on April 5, 1996. Similar awards, albeit in lesser amounts, were granted to the Company's Executive Vice President and Chief Financial Officer and Senior Vice President -- Acquisitions when such executive officers were retained in April 1996 and to the Company's Executive Vice President and Chief Operating Officer and Senior Vice President, General Counsel and Secretary retained in June 1997 and January 1998, respectively.

     In 1997 the Compensation Committee, the full Board of Trustees and the Company's shareholders approved the Performance Equity Plan in order to provide the Company's executives with additional long-term incentives through contingent awards of restricted Common Shares. In January 1998 the Company's Executive Vice President and Chief Operating Officer and Senior Vice President, general Counsel and Secretary received awards with vesting requirements parallel to the Performance Plan (with additional vesting requirements for continued service through January 1, 1999 (applicable to up to two-thirds of the restricted Common Shares subject to the awards) and 2000 (applicable to the remaining amount of the restricted Common Shares subject to the awards).

  Deductibility

     The Company intends, to the extent practicable, to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers, while maintaining compensation programs that will attract and retain its executives in a competitive environment; provided that, in light of the Company's ability to offset current income taxes through the utilization of net operating loss carry forwards and passive activity loss carry forwards, the Compensation Committee will consider facilitating executives' ability to defer taxable incentive compensation (thereby also deferring, but not reducing, the Company's deductibility of such items). In keeping with this philosophy to provide for maximizing compensation payable in the form of the Company's Common Shares, as well as to provide its executives with the ability to defer taxable incentive compensation, the Company adopted its Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust in 1996. Pursuant to the Executive Deferred Compensation Plan, the Company's highly compensated executive officers can elect to direct the Company to issue any Common Shares to The Provident Bank, as Trustee under the Executive Deferred Compensation Rabbi Trust, rather than directly to the employee otherwise entitled to receive the shares of Common Stock, thereby deferring the recognition of taxable income for federal income tax purposes. The Company believes that, for the foreseeable future, this practice will not otherwise result in increased income tax liability to the Company due to the availability of net operating and passive activity loss carry forwards for federal income tax purposes and the Company's intention to elect to be taxed as a real estate investment trust under the provisions of the Internal Revenue Code for the fiscal year 1998 and thereafter.

  Conclusion

     In conclusion, the Compensation Committee will enable the Company to retain highly qualified executive management and motivate its officers with respect to the attainment of important goals and objectives. The Compensation Committee believes the focus on Common Share ownership by the executive officers and other long-term stock programs has aligned and will continue to align the interests of management with the interests of shareholders of the Company. The Compensation Committee further believes that its continuing efforts to refine the best measures of the Company's long-term growth and improving financial results are reflected in the terms of the 1996 Incentive Compensation Plan and will continue to be reflected in future management incentive programs.

        The Compensation Committee of the Board of Trustees
           Glenn C. Pollack, Chairman
           Robert J. Weiler
           Stanley R. Fimberg

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Shares, to that of the Dow Jones Real Estate Investment Index and the Dow Jones Market Index. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. This graph is shown for the five full fiscal years in which the Company's Common Shares (NYSE: LFT, formerly
Nasdaq: CRSI) have been registered under the Securities Exchange Act of 1934, as amended.

               Measurement Period                    LFT Market        Dow Jones         Dow Jones
             (Fiscal Year Covered)                     Value          Real Estate      Equity Market
12/31/92                                                       100               100               100
12/31/93                                                       250               112               107
12/31/94                                                       350               103               104
12/31/95                                                       583               121               139
12/31/96                                                       687               150               167
12/31/97                                                      1149               170               220

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

     On August 28, 1998, the Company had outstanding 9,515,559 Common Shares. The following table sets forth the information as of August 28, 1998 (for all persons other than Bank of America National Trust & Savings Association as to which the information provided is as of July 31, 1998) regarding Common Stock owned beneficially by (a) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Shares, (b) each trustee of the Company, (c) the five most highly compensated current executive officers and the five most highly compensated executive officers during the 1997 fiscal year, and
(d) all present executive officers and trustees of the Company as a group.

                                                    AMOUNT AND
                                                    NATURE OF        PERCENTAGE OF        UNVESTED
               NAME AND ADDRESS OF                  BENEFICIAL          COMMON          COMPENSATORY
                BENEFICIAL OWNER                   OWNERSHIP(A)         SHARES           SHARES(B)
               -------------------                 ------------      -------------      ------------
Bank of America National.........................     937,402             9.9%                 --
  Trust & Savings Association
  333 South Hope Street
  Los Angeles, CA 90071

Trustees and Executive Officers
John B. Bartling.................................     272,880(c)          2.9%             48,000
Mark D. Thompson.................................     162,546(d)          1.7%             32,000
Leslie B. Fox....................................      59,047(e)            *             108,000
Bradley A. Van Auken.............................      22,300(f)            *              27,000
Annette Hoover...................................      80,000               *                   0
Michael F. Sosh..................................      23,667(g)            *              14,333
Ronald P. Koegler................................      40,861(h)            *              14,333
Stanley R. Fimberg...............................     210,000(i)          2.2%             11,925
Joseph E. Madigan................................      55,522(j)            *              17,667
Glenn C. Pollack.................................      59,614(k)            *              12,116
H. Jeffrey Schwartz..............................      75,889(l)            *              12,067
Robert J. Weiler.................................     136,602(m)          1.4%             11,000
  All present executive officers and trustees of
  the Company as a group (14 persons)............   1,245,212(n)         12.4%            328,441

---------------

* Less than one percent (1%)

 (a) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

 (b) The amounts reported in this column consist of restricted Common Shares, which will not vest within 60 days, held on behalf of the specified individual by the Rabbi Trust and as to which the specified individual has neither investment nor voting power, and Common Shares subject to options which are not exercisable within 60 days. These amounts are not deemed to be beneficially owned and are not included in the column "Amount and Nature of Beneficial Ownership."

 (c) This amount includes 218,880 Common Shares held on behalf of Mr. Bartling by the Rabbi Trust which shares Mr. Bartling has the right to receive under certain circumstances within 60 days. This amount does not include 48,000 restricted Common Shares held on behalf of Mr. Bartling by the Rabbi Trust as to which shares Mr. Bartling has neither investment nor voting power.

 (d) This amount includes 126,546 Common Shares held on behalf of Mr. Thompson by the Rabbi Trust which shares Mr. Thompson has the right to receive under certain circumstances within 60 days. This amount does not include 32,000 restricted Common Shares held on behalf of Mr. Thompson by the Rabbi Trust as to which shares Mr. Thompson has neither investment nor voting power.

 (e) This amount includes 5,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 49,047 Common Shares held on behalf of Ms. Fox by the Rabbi Trust which shares Ms. Fox has the right to receive under certain circumstances within 60 days. This amount does not include 88,000 restricted Common Shares held on behalf of Ms. Fox by the Rabbi Trust as to which shares Ms. Fox has neither investment nor voting power. This amount also does not include 20,000 Common Shares subject to options which are not exercisable within 60 days.

 (f) This amount includes 15,250 Common Shares held on behalf of Mr. Van Auken by the Rabbi Trust which shares Mr. Van Auken has the right to receive under certain circumstances within 60 days. This amount does not include 22,000 restricted Common Shares held on behalf of Mr. Van Auken by the Rabbi Trust as to which shares Mr. Van Auken has neither investment nor voting power. This amount also does not include 5,000 Common Shares subject to options which are not exercisable within 60 days.

 (g) This amount includes 22,000 Common Shares held on behalf of Mr. Sosh by the Rabbi Trust which shares Mr. Sosh has the right to receive under certain circumstances within 60 days. This amount does not include 11,000 restricted Common Shares held on behalf of Mr. Sosh by the Rabbi Trust as to which shares Mr. Sosh has neither investment nor voting power. This amount also does not include 3,333 Common Shares subject to options which are not exercisable within 60 days.

 (h) This amount includes 22,968 Common Shares held on behalf of Mr. Koegler by the Rabbi Trust which shares Mr. Koegler has the right to receive under certain circumstances within 60 days. This amount does note include 11,000 restricted Common Shares held on behalf of Mr. Koegler by the Rabbi Trust as to which shares Mr. Koegler has neither investment nor voting power. This amount also does not include 3,333 Common Shares subject to options which are not exercisable within 60 days.

 (i) This amount includes 22,000 Common Shares held on behalf of Mr. Fimberg by the Rabbi Trust which shares Mr. Fimberg has the right to receive under certain circumstances within 60 days. This amount does not include 11,925 restricted Common Shares held on behalf of Mr. Fimberg by the Rabbi Trust as to which shares Mr. Fimberg has neither investment nor voting power.

 (j) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 23,332 Common Shares held on behalf of Mr. Madigan by the Rabbi Trust which shares Mr. Madigan has the right to receive under certain circumstances within 60 days and 2,524 restricted Common Shares as to which Mr. Madigan has voting power but does not have investment power. This amount does not include 17,667 restricted Common Shares held on behalf of Mr. Madigan by the Rabbi Trust as to which shares Mr. Madigan has neither investment nor voting power.

 (k) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Pollack by the Rabbi Trust which shares Mr. Pollack has the right to receive under certain circumstances within 60 days and 5,614 restricted Common Shares as to which Mr. Pollack has voting power but does not have investment power. This amount does not include 12,116 restricted Common Shares held on behalf of Mr. Pollack by the Rabbi Trust as to which shares Mr. Pollack has neither investment nor voting power.

 (l) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Schwartz by the Rabbi Trust which shares Mr. Schwartz has the right to receive under certain circumstances within 60 days and 5,938 restricted shares as to which Mr. Schwartz has voting power but does not have investment power. This amount does not include 12,067 restricted Common Shares held on behalf of Mr. Schwartz by the Rabbi Trust as to which shares Mr. Schwartz has neither investment nor voting power.

(m) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 22,000 Common Shares held on behalf of Mr. Weiler by the Rabbi Trust which shares Mr. Weiler has the right to receive under certain circumstances within 60 days and 5,702 restricted Common Shares as to which Mr. Weiler has voting power but does not have investment power. This amount does not include 11,000 restricted Common Shares held on behalf of Mr. Weiler by the Rabbi Trust as to which shares Mr. Weiler has neither investment nor voting power.

 (n) This amount includes 6,006 Common Shares held in trustee and executive officer 401(k) and individual retirement plan accounts, 19,778 restricted Common Shares as to which certain trustees have voting power but do not have investment power, 603,225 Common Shares held on behalf of certain trustees and executive officers by the Rabbi Trust which shares such trustees and executive officers have the right to receive under certain circumstances within 60 days, and 21,000 Common Shares subject to options which are exercisable within 60 days. This amount does not include 276,776 restricted Common Shares held on behalf of certain trustees and executive officers by the Rabbi Trust as to which shares such trustees and executive officers have neither investment nor voting power.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and trustees, and persons who own more than 10% of the Company's outstanding Common Shares, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Shares of the Company with the Securities and Exchange Commission (the "SEC"). Officers, trustees and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based on it review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during the previous fiscal year, all filing requirements applicable to its officers, trustees, and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For services rendered to the Company in his capacity as Chairman of the Board, Joseph E. Madigan receives a monthly retainer of $5,000 and an annual restricted share grant of 4,000 Common Shares, vesting equally over a three year period.

     Effective as of April 1, 1998, the Company sold its entire equity interest in its third party property management subsidiary, Lexford Property Management, Inc. ("LPM"), to a company formed to acquire the third party management business by FSC Realty LLC, a company affiliated with Stanley R. Fimberg, a trustee of the Company (and a consultant to the Company at the time of the sale), Ralph V. Williams, a consultant to the Company at the time of the sale, and Bruce Woodward, an executive officer of the Company's wholly owned subsidiary, Lexford Properties, Inc., at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with the Company. Mr. Fimberg remains a trustee of the Company. Each of Messrs. Fimberg, Williams and Woodward were also former beneficial equity owners of Lexford Properties, Inc. prior to the Company's original acquisition of the third party management business in August 1996. The Company received a promissory note in the principal amount of $1.8 million payable over a ten year period which bears interest at 6% annum until April 1, 2000 and 11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. Mr. Fimberg did not participate in the Company's decision to sell the third party management business. Management believes that the terms for the sale of the third party management business are representative of terms which would have been available from an unrelated purchaser.

     H. Jeffrey Schwartz, trustee of the Company, is a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, which serves as outside legal counsel to the Company.

     Robert J. Weiler, a trustee of the Company, is a principal of Americana Investment Company, the lessor of the building housing the Company's principal operating offices. Mr. Weiler did not participate in the Company's decision to relocate its executive offices to The Huntington Center in downtown Columbus, Ohio or in negotiations for a renewal term for a lease (for a smaller amount of space) for the principal operating offices leased from Americana Investment Company. Management believes that the lease terms for the Company's principal operating offices are competitive with commercial lease rates in the Columbus, Ohio market. The annual lease payments are as follows:

1997.............................................    $282,580.00
1998-2000........................................    $292,922.00
2001-2002........................................    $309,475.60

                                    AUDITORS

     The Company has selected Ernst & Young, LLP, formerly known as Kenneth Leventhal & Company, as independent auditors for the 1998 fiscal year. Representatives of Ernst & Young, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below have been filed by the Company with the SEC and are incorporated by reference in this Proxy Statement:

          (i) The Company's Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 15, 1998;

          (ii) The Company's Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the SEC on August 12, 1998;

          (iii) The Company's Annual Report to Shareholders first sent to shareholders on or about August 11, 1998;

          (iv) The Company's Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC on March 31, 1998; and

          (v) The Company's current reports on Form 8-K dated and filed with the SEC on February 17, 1998, March 2, 1998, March 20, 1998, April 1, 1998 and April 20, 1998.

     The information relating to the Company contained in this Proxy Statement does not purport to be complete and should be read together with the information contained in the documents incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (INCLUDING THE EXHIBITS TO SUCH DOCUMENTS IF SO REQUESTED). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: LEXFORD RESIDENTIAL TRUST, 41 SOUTH HIGH STREET, SUITE 2410, COLUMBUS, OHIO 43215 ATTENTION: CAROL MERRY, DIRECTOR OF INVESTOR RELATIONS, (614)242-3712. IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE ANNUAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO SEPTEMBER 22, 1998.

                                 OTHER BUSINESS

     In addition to the matters described above, Joseph E. Madigan, Chairman of the Board, and John B. Bartling, Chief Executive Officer and President, of the Company will address the shareholders and answer questions.

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment or postponements thereof, the shareholders in attendance and the persons named as proxies, using their best judgment, will vote upon such matters.

                             SHAREHOLDER PROPOSALS

     Because the Company presently intends to call and hold its 1999 Annual Meeting of Shareholders on or before April 30, 1999, all shareholder proposals for the Company's 1999 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company at 41 South High Street, Suite 2410, Columbus, Ohio 43215 no later than December 31, 1998. The Company's Bylaws provide that in order for a shareholder proposal to be timely it must be submitted to the Secretary of the Company in writing within the time period specified by Rule 14a-8 promulgated by the SEC under the Exchange Act. Because the Company presently intends to call and hold its 1999 Annual Meeting of Shareholders on or before April 30, 1999, the latest date upon which a shareholder proposal may be timely submitted is December 31, 1998. In the event that the Company subsequently determines to call and hold its 1999 Annual Meeting of Shareholders on a date on or after May 30, 1999, subsequent notice of the revised date for timely submission for shareholder proposals will be published by the Company in its earliest practicable quarterly or annual Report filed on Form 10-Q or 10-K under the Exchange Act.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to shareholders for the 1997 fiscal year, which contains Consolidated Financial Statements of the Company and its subsidiaries, has been previously mailed or is being sent simultaneously to shareholders as of the Record Date.

                                          By Order of the Board of Trustees,

                                          /s/ Bardley A. Van Auken
                                          Bradley A. Van Auken
                                          Secretary

Dated: September 1, 1998

                           LEXFORD RESIDENTIAL TRUST
                         PROXY/VOTING INSTRUCTIONS CARD

      THIS IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES FOR THE ANNUAL
                   SHAREHOLDERS MEETING ON SEPTEMBER 29, 1998

         The undersigned hereby appoints John B. Bartling, Mark D. Thompson and Bradley A. Van Auken, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the common shares of beneficial interest, par value $.01 per share, of Lexford Residential Trust (the "Company") represented hereby and held of record by the undersigned on August 28, 1998, at the Annual Meeting of Shareholders to be held at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215 on September 29, 1998 at 10:00 a.m. (local time) and at any postponements or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If this proxy is signed and returned and no directions are given, this proxy will be voted "FOR" Item 1 shown on this card, and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting.

1.   ELECTION OF TWO TRUSTEES

                      [  ] FOR all nominees listed below (except as marked to the contrary).

                      [  ] WITHHOLD AUTHORITY to vote for all nominees below.

     (INSTRUCTIONS: Do no check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR".)

                      John B. Bartling                      Robert J. Weiler

2.   I PLAN TO ATTEND THE ANNUAL MEETING                    [   ]

                           (Continued on Other Side)

LEXFORD RESIDENTIAL TRUST
C/O CORPORATE TRUST SERVICES
MAIL DROP 1090F5-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263
























                              FOLD AND DETACH HERE

-------------------------------------------------------------------------------

     Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

     Please date, sign and return promptly in the enclosed envelope.


                                         Date: September                 , 1998
                                                         ---------------







                                         --------------------------------------
                                                     (Signature)

                                         --------------------------------------
                                                     (Signature)

                                         SIGNATURE(S) MUST AGREE WITH NAME(S)
                                         PRINTED ON THIS PROXY. IF SHARES ARE
                                         REGISTERED IN TWO NAMES, BOTH
                                         SHAREHOLDERS SHOULD SIGN THIS PROXY. IF
                                         SIGNING AS FIDUCIARY, EXECUTOR,
                                         ADMINISTRATOR, OFFICER OR GUARDIAN,
                                         PLEASE GIVE YOUR FULL TITLE AS SUCH.